                                                                     Exhibit 2.1

                           ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT dated as of July 25, 1997, by and between Digital Video Systems, Inc., a Delaware corporation ("DVS") with offices at 2710 Walsh Avenue, Santa Clara, California 95051 and Arris Interactive L.L.C., a Delaware limited liability company ("Arris") with offices at 3871 Lakefield Drive, Suite 300, Suwanee, Georgia 30174.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, DVS desires to purchase from Arris and Arris desires to sell to DVS substantially all of the assets (the "DV Assets") of Arris used or useful in its Ad Insertion and Near Video On Demand business division known as "Digital Video" (the "DV Business") in exchange for cash and shares of common stock of DVS (the "Common Stock") as set forth herein (collectively, the "Transaction");

     WHEREAS, the parties desire to enter into this Asset Purchase Agreement to set forth their mutual agreements concerning the above matters;

     NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed by and between the parties hereto as follows:

                                   ARTICLE 1

                SALE AND TRANSFER OF ASSETS AND SHARES; CLOSING

     1.1  Exchange.
          --------

          (a)  Sale of Assets.  Subject to the terms and conditions of this
               --------------
Agreement, at the Closing, Arris will sell, convey, assign and transfer the DV Assets (further described herein) to DVS, and DVS will purchase the DV Assets from Arris. The DV Assets shall be free and clear of any liens, royalty payments or other liabilities, and shall include the following:

               (i) all of the tangible personal property used in the conduct of the DV Business, including, but not limited to, fixed assets, equipment, computers, computer disks, magnetic tape, inventory, spare parts, manuals and other such tangible personal property (a complete listing of such tangible assets is attached hereto as Exhibit A);

               (ii) all of Arris's right to operate the DV Business, including all licenses, consents, certificates, authorizations and privileges (a complete listing of such material licenses, consents, certificates, authorizations and privileges is attached hereto as Exhibit B);

               (iii) all of the books and records relating to the DV Business and all of Arris's trademarks, patents, servicemarks, copyrights, any pending applications for trademarks or patents or servicemarks or copyrights (a complete schedule of all trademarks, patents, servicemarks and copyrights and pending applications for each of the foregoing is attached hereto as Exhibit C), trade secrets, design know-how, and engineering and other plans, drawings and diagrams relating to the DV Business (the "Proprietary Technology");

               (iv) all of the benefits and obligations of Arris's sales contracts, pending sales, and customer database related to the DV Business (excluding any accounts receivable), including all existing obligations for warranty, support and maintenance (the "Support Obligations"), with a complete listing of the foregoing contracts (the "Contracts") being attached hereto as Exhibit D; provided, however, that if Support Obligations after Closing relating to sales of DV products made by Arris exceed $170,000, Arris shall promptly indemnify DVS for the amount of all Support Obligations in excess of $170,000; and

               (v) certain of Arris's employees who participate in the DV Business (the "Arris Employees") and whose names are set forth on Exhibit E attached hereto.

          (b)  Taxes.  DVS and Arris shall each be responsible for 50% of all
               -----
federal, state and local taxes and fees related to the transfer of the DV Assets to DVS, other than taxes based solely on the income (including capital gains on the sale of the DV Assets) or net worth of Arris, which shall be the sole responsibility of Arris.

          (c)  Warranty as to Assets.  Except as otherwise expressly set forth
               ---------------------
herein: (i) Arris shall transfer the DV Assets "AS IS" and "WHERE IS" in their condition on the Closing Date; (ii) DVS shall not assume any liabilities of or relating to Arris or the DV Assets; and (iii) NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE shall be given by Arris to DVS with regard to the DV Assets.

     1.2  Consideration and Earn Out.
          --------------------------

          (a)  Payment at Closing.
               ------------------

               (i) In consideration of the transfer by Arris of the DV Assets to DVS, DVS at Closing shall issue to Arris 600,000 shares of Common Stock and shall pay to Arris $1,500,000 by wire transfer or certified check, and DVS shall assume the liabilities under Sections 1.4(c) and 1.5 hereof accrued through the Closing Date.

               (ii) The offer and sale of the Common Stock issued to Arris hereunder has not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Such Common Stock must be held by Arris until: (A) such Common Stock is registered pursuant to an effective registration statement under the Securities Act and all applicable state securities laws or (B) an exemption from such registration is available.

               (iii) Arris agrees not to sell or otherwise transfer the Common Stock for a period of twelve months from and after the Closing Date. After the expiration of such twelve-month period, Arris shall be entitled to transfer or sell 50% of such then existing shares of Common Stock (as may be adjusted for stock splits or dividends). After the expiration of 24 months from the Closing Date, Arris shall be entitled to transfer or sell all of said shares of Common Stock.

               (iv)  Rule 144 Reporting.  DVS agrees to use its reasonable best
                     ------------------
efforts to:

                     (1) Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the Effective Date;

                     (2) File with the Securities and Exchange Commission (the "SEC") in a timely manner all reports and other documents required of DVS under the Securities Act and the Exchange Act of 1934 (the "Exchange Act"); and

                     (3) So long as Arris owns any Common Stock issued to Arris pursuant to the Purchase Agreement, inform Arris upon request as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act.

                     (4) DVS will use its reasonable best efforts to maintain its listing on Nasdaq or another national securities exchange.

Notwithstanding the foregoing, DVS shall not be obligated to comply with any of the provisions of (1) through (4) above, if such compliance would impair DVS's ability to engage in a merger or consolidation of DVS with or into another corporation or entity in which DVS does not survive, or in the event of a sale of all or substantially all of the assets of DVS.

          (b)  Post-Closing Payment.  In addition to the above, DVS shall pay to
               --------------------
Arris additional consideration equal to an amount (not to exceed $5,000,000) calculated as follows:

               (i) Arris shall be entitled to 15.5% of the net revenues as determined in accordance with generally accepted accounting principles ("GAAP") of the DV Business (or its successor) including all revenues to DVS that are directly or indirectly based upon the existing technologies and products, including any improvements or successor generations of such products, being acquired by DVS from Arris in the transactions contemplated herein (the "DV Base Revenues") from the period beginning on the Closing Date and ending March 31, 1998 (the "First Period"). The payment of such amount shall be made in cash upon the conclusion of DVS's fiscal 1998 audit. Arris shall not be entitled to such payment unless the DV Base Revenues for the First Period exceed $3,000,000.

               (ii) Arris shall be entitled to 15.5% of the DV Base Revenues from the period beginning April 1, 1998 and ending 18 months from the Closing Date (the "Second Period"). The payment of such amount shall be made in cash no later than March 31, 1999. Arris shall not be entitled to such payment unless the DV Base Revenues for the Second Period exceed $5,000,000.

               (iii) In connection with the foregoing obligations, DVS agrees to use its best efforts to fund the DV Business and maximize the sales of the DV Business (consistent with generating commercially reasonable levels of profitability for the DV Business) through at least the period ending 18 months from the Closing Date; provided that in no event shall such funding be less than $3,000,000 through December 31, 1998; DVS shall conduct the DV Business in the ordinary course of business during such 18-month period so as to not distort the DV Base Revenues for such period. DVS shall furnish to Arris all documentation regarding its determination of the DV Base Revenues and shall furnish to Arris any additional information reasonably requested by Arris regarding DVS's conduct of the DV Business. DV Base Revenues shall be calculated in accordance with GAAP and shall be net of discounts, returns, allowances, shipping and other similar items. The DV Business shall be conducted either through a subsidiary of DVS or as a division of DVS. In the event the DV Business is subsequently spun out by DVS through an initial public offering or otherwise, or the operations of the DV Business are combined with other operations of DVS, an adjustment will be made to the DV Base Revenues targets, if appropriate, to reflect the impact of this action by DVS, with such modification to be agreed to by DVS and Arris.

     1.3  Closing.  The Transaction (the "Closing") provided for in this
          -------
Agreement will take place at the offices of Arris at 3871 Lakefield Drive, Suwanee, Georgia 30174, at 10:00 a.m. (local time) on August 1, 1997, or at such other time and place as the parties may agree. Subject to any other provision of this Agreement to the contrary, failure to consummate the transactions provided for in this Agreement on the date and time and at the place determined pursuant to this Section 1.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     1.4  Closing Obligations.  At Closing, DVS and Arris shall take the
          -------------------
following actions, in addition to such other actions as may otherwise be required under this Agreement:

          (a)  Conveyance Instruments.  Arris shall deliver to DVS such warranty
               ----------------------
deeds, bills of sale, assignments, and other instruments of conveyance and transfer as DVS may reasonably request to effect the assignment to DVS of the DV Assets.

          (b)  Delivery of Stock.  DVS shall deliver to Arris share certificates
               -----------------
duly endorsed for transfer to Arris representing 600,000 shares of DVS's issued and outstanding Common Stock.

          (c)  Assumption Agreement.  DVS shall deliver to Arris an assumption
               --------------------
agreement in the form of Exhibit F hereto, pursuant to which DVS assumes all of the benefits to the Contracts and agrees to pay and perform all of the obligations of the Contracts, including the Support Obligations up to $170,000.

          (d)  Certificates.  Each party shall deliver the certificates as to
               ------------
the accuracy of the representations and warranties contained herein, the compliance with the covenants and agreements contained herein, and the satisfaction of the conditions to Closing contained herein.

          (e)  Employment Agreements.  Each of Dave Keller and Michael Maslaney
               ---------------------
shall have entered into contracts providing for their employment by DVS, in the form attached hereto as Exhibits G-1 and G-2, respectively. DVS shall make offers of employment to the other personnel of DV under terms similar to those offered to similarly situated current employees of DVS.

     1.5  Post-Closing Obligations To Be Assumed By DVS.  DVS agrees that it
          ---------------------------------------------
will assume and will pay, perform and discharge all obligations of the DV Business that are specifically assumed by DVS as provided herein or that arise from the conduct of the DV Business after the Closing Date when the same become due or are required to be performed or discharged.

     1.6  Post-Closing Obligations To Be Paid By Arris.  Arris agrees that it
          --------------------------------------------
will be solely liable for and shall pay, perform and discharge all obligations of the DV Business (including any contingent liabilities relating to the conduct of the DV Business prior to the Closing Date) that are not specifically assumed by DVS as provided herein that relate to the conduct of the DV Business prior to the Closing Date when the same become due or are required to be performed or discharged.

                                   ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES OF ARRIS

     Arris hereby represents and warrants to DVS as follows:

     2.1  Organization.   Arris is a limited liability company validly existing
          ------------
and in good standing under the laws of the State of Delaware with the power and authority to conduct its business and to own and lease its properties and assets (including the DV Assets) and, as to the conduct of the DV Business and the use and ownership of the DV Assets specifically, is duly qualified or licensed to do business and is in good standing as a foreign limited liability company in the State of Georgia and in any other states in which it does business.

     2.2  Power and Authority.  Arris has the power and authority to execute,
          -------------------
deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby and thereby, has taken all necessary company action (including obtaining the approval of the members of Arris) to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and thereby. This Agreement is, and the other agreements and instruments to be executed and delivered by Arris in connection with the transactions contemplated hereby when executed and delivered shall be, the legal, valid, and binding obligations of Arris, enforceable in accordance with their terms.

     2.3  No Conflict.  Neither the execution and delivery of this Agreement and
          -----------
the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby or thereby, nor the consummation, of the transactions contemplated hereby or thereby, will violate or conflict with:
(a) except insofar as required consents are to be procured prior to Closing, any federal, state, or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment or decree applicable to Arris, the DV Business, or the DV Assets; (b) any provision of any charter, bylaw or other governing or organizational instruments of Arris; or (c) except insofar as consents are to be procured prior to Closing, any mortgage, indenture, license, instruments trust, contract, agreement, or other commitment or arrangement to which Arris is a party or by which Arris or any of the DV Assets is bound.

     2.4  Required Government Consents.  Except for the filing and/or recording
          ----------------------------
of deeds and other instruments of conveyance, transfer, or assignment required by federal copyright, patent, or trademark laws or the laws of the states in which the DV Assets are located, to occur upon Closing and except as otherwise set forth herein, no approval, authorization, certification, consent, variance, permission, license, or permit to or from, or notice, filing, or recording to or with, federal, state, or local governmental authorities is necessary for the execution and delivery of this Agreement and other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby or thereby by Arris or the consummation by Arris of the transactions contemplated hereby or thereby, or the ownership and use of the DV Assets and the conduct of the DV Business (including by DVS).

     2.5  Required Contract Consents.  Except as set forth in Exhibit H (such
          --------------------------
scheduled items being referred to herein as the "Required Contract Consents"), no approval, authorization, consent, permission, or waiver to or from, or notice, filing, or recording to or with, any person is necessary for: (a) the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby or thereby by Arris or the consummation by Arris of the transactions contemplated hereby; (b) the transfer and assignment to DVS at Closing of the Contracts; or (c) the ownership and use of the DV Assets and the conduct of the DV Business (including by DVS).

     2.6  Title to Assets; Sufficiency, etc.  Arris has good and marketable
          ----------------------------------
title to, or a valid leasehold interest in, the properties and assets used by or in connection with the DV Business, located on the premises of the DV Business, or shown on the most recent balance sheet or acquired after the date thereof, free and clear of all liens, security interests or other restrictions on transfer, except for properties and assets disposed of in the ordinary course of business since the date of the most recent balance sheet. The DV Business owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted.

     2.7  Title to Intellectual Property.
          ------------------------------

          (a) DVS shall receive title to the Proprietary Technology at Closing, free and clear of all liens, encumbrances or licenses (except as set forth on Exhibit C);

          (b) Except as set forth on Exhibit C hereto, Arris owns or will own on the Closing Date all Proprietary Technology necessary for the operation of the DV Business as presently conducted and as presently proposed to be conducted in the Digital Video Business Plan dated 6/97 (the "Business Plan"). Each item of Proprietary Technology owned by Arris for or in connection with the DV Business immediately prior to the Closing Date will be owned by DVS immediately subsequent to the Closing Date. Arris has taken all necessary and desirable action to maintain and protect each item of Proprietary Technology that it owns in connection with the DV Business.

          (c) The DV Business does not interfere with, infringe upon, misappropriate, or otherwise come into conflict with any proprietary technology rights of third parties, and has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Arris must license or refrain from using any proprietary technology rights of any third party) in connection with the conduct of the DV Business. To the knowledge of Arris, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Technology rights of Arris.

          (d) Arris has delivered to DVS correct and complete copies of all items of Proprietary Technology listed in Exhibit C. With respect to each item of Proprietary Technology required to be identified in Exhibit C:

               (i) Arris possesses all right, title, and interest in and to the item, free and clear of any security interest, license, or other restriction;

               (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of Arris, its the directors and officers (and employees with responsibility for Proprietary Technology matters), is threatened, which challenges the legality, validity, enforceability, use, or ownership of the item; and

               (iv) Arris has never agreed to indemnify any person (other than its customers) for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

     2.8  Financial Statements.  Arris shall provide the following financial
          --------------------
statements (the "Financial Statements"): (a) no later than three business days prior to the Closing Date, unaudited income statements, balance sheets, and statements of cash flow for the DV Business for (i) the fiscal year ended December 31, 1996 and (ii) the three-month period ended March 31, 1997; and (b) no later than 60 days after the Closing Date, audited income statements, balance sheets, and statements of cash flow, including the notes thereto, for the DV Business for the two years ended December 31, 1996 and unaudited income statements, balance sheets, and statements of cash flow, including the notes thereto, for the DV Business for the 3 months ended March 31, 1997 and 1996, and the 6 months ended June 30, 1997 and 1996. The Financial Statements, including the notes thereto, will properly reflect all assets and assumed liabilities as then in existence. The Financial Statements, including the notes thereto, will fairly present the results of operation and the financial position of the DV Business as of the dates thereof and the periods then ended in conformity with GAAP consistently applied with the principles and procedures employed in prior periods by Arris, and the audited and unaudited Financial Statements, including the notes thereto, provided pursuant to clause (b) of this Section 2.8 will comply with all reporting requirements of the Securities and Exchange Commission (the "SEC"); provided, that if Arris shall fail to deliver the Financial
             --------
Statements described in clause (b) of this Section 2.8 within 60 days of the Closing, Arris shall pay to DVS liquidated damages in the amount of $100,000; and further provided, that if Arris shall fail to deliver the Financial
    ------- --------
Statements described in clause (b) of this Section 2.8 to DVS within 90 days of the Closing, Arris shall pay to DVS an additional $100,000 in liquidated damages.

     2.9  Audit of Financial Statements.  Arris has no reason to believe that:
          -----------------------------
(a) the financial condition of the DV Business and the DV Assets is not capable of being audited as described in Section 2.8 hereof, or (b) the Financial Statements described in clause (b) of Section 2.8 hereof cannot be prepared in accordance with GAAP within 60 days of the Closing.

     2.10 Conduct of Business.
          -------------------

          (a)  Ordinary Course of Business: No Removal or Disposal of Assets.
               -------------------------------------------------------------
Since December 31, 1996, Arris has operated the DV Business in an ordinary course consistent with past practices, and has not removed or disposed of any assets that were assets of the DV Business as of December 31, 1996 except in the ordinary course.

          (b)  No Material Adverse Change.  Since December 31, 1996, there has
               --------------------------
been no material adverse change in the DV Business or the DV Assets or in the financial condition, operations, or prospects of the DV Business.

          (c)  Absence of Particular Events.  Since December 31, 1996, Arris has
               ----------------------------
not: (i) suffered any damage or destruction adversely affecting the DV Business or involving the DV Assets in the amount of $50,000 in any one instance; (ii) incurred any liability or obligation relating to the DV Business other than in the ordinary course consistent with past practice; (iii) made any change in any method, practice, or principle of accounting involving the DV Business or the DV Assets; or (iv) paid, loaned, or advanced any material monetary amount or other asset to, or sold, transferred, or leased any asset to, any employee involved in the DV Business except for normal compensation involving salary and benefits.

          (d)  Absence of Joint Ventures, etc. Arris is not a party to any joint
               -------------------------
venture or other similar agreement or arrangement that involves any sharing of profits of the DV Business or the DV Assets or is similar to or competitive with the DV Business .

     2.11 Major Vendors and Customers.  Exhibit I lists each licensor,
          ---------------------------
developer, remarketer, distributor, and supplier of property or services to, and each licensee, end-user, or customer of, the DV Business, to whom Arris paid or billed in the aggregate $100,000 or more during the fiscal year ended December 31, 1996, together with, in each case, the amount paid or billed during such period. To the best knowledge of Arris, there is no reason why the relationship with any such person or entity might not be continued by DVS, after its acquisition of the DV Business, indefinitely at least at substantially the same level of business and on substantially the same terms as Arris experienced during the twelve-month period preceding the Closing.

     2.12 Litigation.  No claim, action, suit, proceeding, inquiry, hearing,
          ----------
arbitration, administrative proceeding, or investigation (collectively, "Litigation") is pending, or, to Arris's best knowledge threatened against Arris, its present or former directors, officers, or employees, or any party to any contract, affecting, involving, or relating to the DV Business or any of the DV Assets. Arris knows of no facts that could reasonably be expected to serve as the basis for litigation against itself (or DVS upon acquisition of the DV Business), its present or former directors, officers, or employees affecting, involving, or relating to the DV Business or the DV Assets.

     2.13 Personnel and Compensation.  Arris shall have delivered to DVS prior
          --------------------------
to Closing a due and complete list of the names and current compensation levels of: (a) all salaried, annual or other employees materially involved in the DV Business; and (b) all consultants involved in the DV Business.

     2.14 No Liability for Terminated Employees.  DVS shall not incur any
          -------------------------------------
liability in connection with the termination by Arris of any employees in connection with the sale of the DV Assets, including, without limitation, any fees, costs or expenses described in Section 9.1(a) hereof and those relating to or in connection with any threatened or actual claims or litigation relating to such termination or to DVS's determination, in its sole discretion, to not employ any such terminated employees.

     2.15 Inventory.  The inventory of the DV Business consists of raw materials
          ---------
and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which, to the best knowledge of Arris, is merchantable.

     2.16 Contracts.  (a)  Exhibit J lists all of the material contracts to
          ---------
which Arris is a party (the "Material Contracts"); and

          (b) Arris has delivered to DVS a correct and complete copy of each Contract (as amended to date). With respect to each Material Contract: (i) the Material Contract is legal, valid, binding, enforceable, and in full force and effect; (ii) except as otherwise expressly stated herein, the Material Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (subject to the assignments and assumptions provided for in this Agreement); (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Material Contract; and (iv) no party has repudiated any provision of the Material Contract.

     2.17 Product Warranty; Liability.  To the best knowledge of Arris, each
          ---------------------------
product manufactured, sold, leased, or delivered by Arris in connection with the DV Business has been in conformity with all applicable contractual commitments and all express and implied warranties, and the DV Business does not have any liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability) for replacement or repair thereof or other damages in connection therewith. To the best knowledge of Arris, no product manufactured, sold, leased, or delivered by Arris in connection with the DV Business is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.

     2.18 Employees.  With respect to the DV Business, Arris:  (a) is not a
          ---------
party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes; and (b) is not a party to any employment agreement with any officer, director or employee (other than as set forth on Exhibit E hereto).

     2.19 Environmental, Health and Safety Matters.  (a)  Arris has obtained and
          ----------------------------------------
complied with, and is in compliance with, all material permits, licenses and other authorizations that are required pursuant to environmental, health, and safety laws, rules and regulations for the occupation of its facilities and the operation of the DV Business, all of which are listed on Exhibit B hereto.

          (b) Arris has not received any written or oral notice, report or other information regarding any actual or alleged material violation of any environmental, health, and safety regulations, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under environmental, health, and safety laws, rules and regulations.

     2.20 Investment.  Arris:  (a) understands that the Common Stock issued to
          ----------
Arris pursuant to this Agreement has not been, and will not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering and; (b) it is acquiring such Common Stock solely for its own account for investment purposes, and not with a view to the distribution thereof; and (c) agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any shares of the Common Stock except: (i) pursuant to an effective registration statement under the Securities Act and all applicable state securities or "blue sky" laws or (ii) pursuant to an exemption therefrom.

     2.21 Broker's or Finder's Fees. Arris has not authorized any person to act
          -------------------------
as broker or finder or in any other similar capacity in connection with the transactions contemplated by this Agreement in any manner that may or will impose liability on DVS.

     2.22 Disclosure.  No representation, warranty, or statement made by Arris
          ----------
in this Agreement or in any document or certificate furnished or to be furnished to DVS pursuant to this Agreement contains or will contain any untrue statement or omits or will omit to state any fact necessary to make the statements contained herein or therein not misleading. Arris has disclosed to DVS all facts known or reasonably available to Arris that are material to the financial condition, operation, or prospects of the DV Business and the DV Assets.

     2.23 Truth at Closing.  All of:  (a) the representations, warranties, and
          ----------------
agreements of Arris contained in this Article 2 and (b) the representations, warranties and agreements of Arris contained in the Exhibits attached hereto shall be true and correct and in full force and effect on and as of the Closing Date.

     2.24 Disclaimer.  Except as expressly set forth in this Agreement or in any
          ----------
certificate or agreement furnished or to be furnished to DVS pursuant to this Agreement, ARRIS MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED WITH RESPECT TO THE DV ASSETS OR THE DV BUSINESS, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                   ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF DVS

     DVS hereby represents and warrants to Arris as follows:

     3.1  Organization.  DVS is a corporation validly existing and in good
          ------------
standing under the laws of the State of Delaware with the corporate power and authority to conduct its business and to own and lease its properties and assets. DVS is duly qualified or licensed to do business and is in good standing as a foreign corporation in each state in which the failure to be so qualified or licensed would have a material adverse effect on its financial condition or operations.

     3.2  Power and Authority.  DVS has the power and authority to execute,
          -------------------
deliver, and perform this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby and thereby, and DVS has taken all necessary corporate action to authorize the execution and delivery of this Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and thereby. This Agreement is, and, when such other agreements and instruments are executed and delivered, the other agreements and instruments to be executed and delivered by DVS in connection with the transactions contemplated hereby and thereby shall be, the legal, valid, and binding obligation of DVS, enforceable in accordance with their terms.

     3.3  Broker's or Finder's Fees.  DVS has not authorized any person to act
          -------------------------
as broker, finder, or in any other similar capacity in connection with the transactions contemplated by this Agreement.

     3.4  No Conflict.  Neither the execution and delivery by DVS of this
          -----------
Agreement and of the other agreements and instruments to be executed and delivered by DVS in connection with the transactions contemplated hereby or thereby, nor the consummation by DVS of the transactions contemplated hereby or thereby will violate or conflict with: (a) any federal, state, or local law, regulation, ordinance, governmental restriction, order, judgment or decree applicable to DVS; or (b) any provision of any charter, bylaw, or other governing or organizational instrument of DVS.

     3.5  Financial Statements.  Exhibit K attached hereto sets forth
          --------------------
consolidated income statements, balance sheets, and statements of cash flow for DVS as of March 31, 1997 (the "Financial Statements"), prepared in accordance with GAAP, consistently applied with the principles and procedures employed in prior periods by DVS. The Financial Statements properly reflect all assets and assumed liabilities as then in existence. The Financial Statements fairly present the results of operation and the financial position of DVS as of the dates thereof and the periods then ended in conformity with GAAP consistently applied with the principles and procedures employed in prior periods by DVS.

     3.6  Required Contract Consents.  No approval, authorization, consent,
          --------------------------
permission, or waiver to or from, or notice, or recording to or with, any person is necessary for the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby or thereby by DVS or the consummation by DVS of the transactions contemplated hereby.

     3.7  Conduct of Business.
          -------------------

          (a)  Ordinary Course of Business: No Removal or Disposal of Assets.
               -------------------------------------------------------------
Since April 1, 1997, DVS has operated its business in the ordinary course consistent with past practices, and has not removed or disposed of any assets that were assets of its business as of April 1, 1997 except in the ordinary course.

          (b)  No Material Adverse Change.  Since April 1, 1997, there has been
               --------------------------
no material adverse change in its business or its assets or in the financial condition, operations, or prospects of its business.

          (c)  Absence of Particular Events.  Since April 1, 1997, DVS has not:
               ----------------------------
(i) suffered any damage or destruction adversely affecting its business or involving its assets in the amount of $100,000 in any one instance; (ii) incurred any liability or obligation relating to its business other than in the ordinary course consistent with past practice; (iii) made any change in any method, practice, or principle of accounting involving its business or assets; or (iv) paid, loaned, or advanced any material monetary amount or other asset to, or sold, transferred, or leased any asset to, any employee involved in the business except for normal compensation involving salary and benefits.

     3.8  Disclosure.  No representation, warranty, or statement made by DVS in
          ----------
this Agreement or in any document or certificate furnished or to be furnished to DVS pursuant to this Agreement contains or will contain any untrue statement or omits or will omit to state any fact necessary to make the statements contained herein or therein not misleading. DVS has disclosed to Arris directly or through its filings with the SEC pursuant to the Securities and Exchange Act of 1934, all facts known or reasonably available to DVS that are material to the financial condition, operation, or prospects of its business and assets.

     3.9  Share Ownership. DVS warrants that the shares transferred to Arris
          ---------------
hereunder are duly authorized, fully paid and non assessable and owned free and clear of any preemptive rights, liens, claims, charges or encumbrances. DVS warrants that it has only one class of common stock, there are no outstanding commitments to purchase, reacquire or redeem any of its Capital Stock nor are there any declared but unpaid dividends on such Capital Stock.

     3.10 Truth at Closing.  All of:  (a) the representations, warranties, and
          ----------------
agreements of DVS contained in this Article 3 and (b) the representations, warranties and agreements of DVS contained in the Exhibits attached hereto shall be true and correct and in full force and effect on and as of the Closing Date.

                                   ARTICLE 4

                   CONDUCT OF THE BUSINESSES PRIOR TO CLOSING

     4.1  Course of Business.  Prior to the Closing Date, Arris shall conduct
          ------------------
the DV Business and DVS shall conduct its business diligently and substantially in the same manner heretofore conducted, and neither Arris nor DVS shall institute any new methods of accounting or operation or engage in any transaction or activity, enter into any agreement, or make any commitment, except in the ordinary course of such business and consistent with past practice, and except as would not reasonably be expected to have a material adverse effect on the DV Business.

     4.2  Prohibited Actions.  Until after Closing, in no event, without the
          ------------------
prior written consent of the other party, shall Arris:

           (a) Liens.  Permit any of its assets to be subjected to any mortgage,
               -----
pledge, lien, or encumbrance.

           (b) Disposition of Assets.  Waive any claims or rights of substantial
               ---------------------
value respecting their assets, or sell, transfer, or otherwise dispose of any of their assets, except in the ordinary course of business and consistent with past practice.

          (c)  Licenses.  Other than in the ordinary course of its licensing
               --------
activities and consistent with past practice, dispose of, license, or permit to lapse any rights in any intellectual property.

          (d)  Increases in Compensation.  Increase the compensation of
               -------------------------
officers, employees, or consultants with respect to the DV Business.

     4.3 StarNet License.  Arris shall use its reasonable best efforts to obtain
         ---------------
a license from StarNet, Inc. to enable DVS, after Closing, to use certain technology used in connection with PC-based Ad Insertion Systems (as is reflected in the Digital Video Business Plan dated 6/97).


                                   ARTICLE 5

                  COVENANTS OF ARRIS AND DVS PRIOR TO CLOSING

     5.1  Access.  From the date of this Agreement to the Closing Date, each
          ------
party shall: (a) provide the other with such information as such party may from time to time reasonably request with respect to their businesses and the transactions contemplated by this Agreement; (b) provide the other party and its officers, counsel, and other authorized representatives access during regular business hours and upon reasonable notice to its books, records, and offices, as such party may from time to time reasonably request; and (c) permit the other party to make such inspections thereof as it may reasonably request. Any investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of the other party.

     5.2  Updating of Information.  From the date of this Agreement to the
          -----------------------
Closing Date, each party shall deliver revised or supplementary Exhibits to this Agreement, containing accurate information as of the Closing Date, in order to enable the other party to confirm the accuracy of its representations and warranties and otherwise to give full effect to the provisions of this Agreement. Delivery of revised Exhibits by either party hereto shall not reduce or impair any of the rights the other party may have under Article 6 hereof.

                                 ARTICLE 6

                       CONDITIONS TO ARRIS'S OBLIGATIONS

          Each of the obligations of Arris to be performed hereunder shall subject to the satisfaction (or waiver by Arris) at or prior to the Closing Date of each of the following conditions:

          6.1  Representations and Warranties True at Closing Date.  DVS's
               ---------------------------------------------------
representations and warranties contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of such date; DVS shall have complied with the covenants and agreements set forth herein to be performed by it on or before the Closing Date; and DVS shall have delivered to Arris a certificate dated the Closing Date and signed by a duly authorized officer of DVS to all such warrants.

          6.2  Litigation.  No Litigation shall be threatened or pending against
               ----------
DVS or Arris before any court or governmental agency that, in the reasonable opinion of counsel for Arris, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

          6.3  Documents Satisfactory in Form and Substance.  All agreements,
               --------------------------------------------
certificates, and other documents delivered by DVS to Arris hereunder shall be in form and substance satisfactory to counsel for Arris, in the exercise of such counsel's reasonable judgment.

          6.4  Consents.  All required consents shall have been obtained.
               --------

          6.5  Investigations.  Neither any investigation of DVS by Arris, nor
               --------------
the Exhibits hereto, nor any other document delivered to Arris as contemplated by this Agreement, shall have revealed any facts or circumstances that, in the good faith judgment of Arris, reflect in a material adverse way on the business, operations, or prospects of the DVS and its business.

          6.6  No Material Adverse Change.  From the date of this Agreement
               --------------------------
until the Closing Date, DVS shall not have suffered any material adverse change (whether or not such change is referred to or described in any supplement to the Exhibits), or the financial condition, operations, or prospects of DVS's business.

          6.7  Opinion of Counsel.  At the Closing, Arris shall have received an
               ------------------
opinion of Troy & Gould, counsel to DVS, in the form attached hereto as Exhibit L.

                                 ARTICLE 7

                        CONDITIONS TO DVS'S OBLIGATIONS

          Each of the obligations of DVS to be performed hereunder shall be subject to the satisfaction (or the waiver by DVS) at or prior to the Closing Date of each of the following conditions:

          7.1  Representations and Warranties True at Closing Date. Arris's
               ---------------------------------------------------
representations and warranties contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of such date; Arris shall have complied with the covenants and agreements set forth herein to be performed by it on or before the Closing Date; and Arris shall have delivered to DVS a certificate dated the Closing Date and signed by a duly authorized officer of Arris to all such effects.

          7.2  Performance.  Arris, shall have performed and complied with all
               -----------
agreements, obligations, and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

          7.3  Investigations.  Neither any investigation of Arris by DVS, nor
               --------------
the Exhibits hereto, nor any other document delivered to DVS as contemplated by this Agreement, shall have revealed any facts or circumstances that, in the good faith judgment of DVS, reflect in a material adverse way at the DV Assets or the business, operations, or prospects of the DV Business.

          7.4  Consents.  All required consents (including all Required
               --------
Contract Consents) have been obtained.

          7.5  No Litigation.  No Litigation shall be threatened or pending
               -------------
against DVS or Arris before any court or governmental agency that, in the reasonable opinion of counsel for DVS, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from such party, in connection with this Agreement or the consummation of the transactions contemplated hereby.

          7.6  No Material Adverse Change.  From the date of this Agreement
               --------------------------
until the Closing Date, Arris shall not have suffered any material adverse change (whether or not such change is referred to or described in any supplement to the Exhibits), or the financial condition, operations, or prospects of the DV Business.

          7.7  Employment Agreements.  At or prior to the Closing, Dave Keller
               ---------------------
and Michael Maslaney shall have entered into contracts providing for their employment by DVS, in the forms attached hereto as Exhibits G-1 and G-2, respectively, the effectiveness of which shall be expressly contingent upon the occurrence of Closing.

          7.8  Opinion of Counsel.  At the Closing, DVS shall have received (a)
               ------------------
an opinion of Rob Friedman, Esq., general counsel to Arris, in the form attached hereto as Exhibit M-1 and (b) and opinion of counsel to Arris with respect to intellectual property matters in the form attached hereto as Exhibit M-2.

          7.9  Letter Re Audited Financial Statements.  DVS shall have received
               --------------------------------------
a signed letter of Ernst & Young LLP, in the form attached hereto as Exhibit N stating that: (a) the financial condition of the DV Business and the DV Assets is capable of being audited as described in Section 2.8 hereof and (b) the Financial Statements described in clause (b) of Section 2.8 are capable of being prepared in accordance with GAAP within 60 days of the Closing.

          7.10 Condition of Tangible Assets.  To the reasonable satisfaction of
               ----------------------------
DVS, each tangible asset shall be free from defects (patent and latent), shall have been maintained in accordance with normal industry practice, shall be in good operating condition and repair (subject to normal wear and tear), and shall be suitable for the purposes for which it presently is used and presently is proposed to be used in the Business Plan.

          7.11 Technology Audit.  DVS shall have completed a review of the
               ----------------
Proprietary Technology and shall be reasonably satisfied that the Proprietary Technology is sufficient for the purpose for which it is presently used and for which it is presently proposed to be used.

                                   ARTICLE 8

                  COVENANTS OF ARRIS AND DVS FOLLOWING CLOSING

          8.1  Tax Matters.
               -----------

               (a) Arris's Right and Responsibility for Preclosing Tax Matters.
                   -----------------------------------------------------------
Arris shall have the right and responsibility to direct the handling of all matters affecting or relating to the conduct of the DV Business prior to the Closing Date, including the prosecution of all administrative and judicial remedies, the settlement of all issues, and the execution of agreements, consents, or waivers, extending the statute of limitations, provided that no such action, agreement, or stipulation shall have any effect on the tax position or liability of DVS, including as successor to the DV Business.

               (b) DVS's Cooperation.  DVS shall use its reasonable efforts to
                   -----------------
provide Arris such assistance as it may reasonably request in connection with matters relating to taxes, including information with respect to Arris's preparation of any returns of taxes, any audit or other examination by any taxing authority, any judicial or administrative proceeding relating to Arris's liability for taxes, or any claims arising hereunder respecting the DV Business. DVS shall retain and provide Arris with records or information which may be relevant to any such return, audit, examination, proceeding, or determination, and DVS shall retain all such books and records for examination so long as necessary in keeping with applicable statutes of limitations.

          8.2  Allocation of Purchase Price.  The purchase price shall be
               ----------------------------
allocated to the DV Assets in accordance with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended, based on mutual agreement between Arris and DVS as set forth in Exhibit O (Internal Revenue Service Form
8594), and all tax returns and reports filed or prepared by Arris and DVS with respect to the transactions contemplated by this Agreement shall be consistent with that allocation.

          8.3  Transfer Taxes.  All sales, transfer, and similar taxes and fees
               --------------
(including all recording fees, if any) incurred in connection with this Agreement and the transactions contemplated hereby shall be borne equally by DVS and Arris, and DVS and Arris shall file all necessary documentation with respect to such taxes.

          8.4 Further Assurances.  Subject to the terms and conditions of this
              ------------------
Agreement, each party agrees to use all of its reasonable efforts to take, or cause to be taken, all actions and to do or cause to be done, all things necessary and proper or advisable to consummate and make effective the transactions contemplated by this Agreement (including the execution and delivery of such further instruments and documents) as the other party may reasonably request.


                                   ARTICLE 9

                          CERTAIN TRANSACTION MATTERS

          9.1  Termination and Hiring of Employees.  Arris shall:  (a) be solely
               -----------------------------------
responsible for all fees, costs, and expenses (including, without limitation, those related to termination of any 401(k) plan, retirement plan, or other plan, medical insurance costs, and severance pay, if any) of terminating all employees of Arris terminated in connection with the sale of the DV Assets; and (b) use reasonable efforts to enable DVS to hire, on such terms as DVS may reasonably establish, such of the employees of the DV Business associated with the operation or management of the DV Business as DVS, in its sole discretion, may specify on or before Closing.

          9.2  COBRA.  DVS shall be responsible for the collection of premiums
               -----
and all related costs of benefits offered under the continuation of benefits provisions of the Consolidated Omnibus Budget Reconciliation Act for all employees of the DV Business and their dependents not kept in the continuous employ of DVS following Closing.

          9.3  Transition Services Provided by Arris.
               -------------------------------------

               (a)   Commitment.  Arris shall continue to provide the Transition
                     ----------
Services, as defined in Section 9.3(b) to DVS following Closing until the earlier of six months after the Closing Date or the last day of the month in which DVS ceases to be collocated with Arris, to the extent such Transition Services may be requested by DVS.

               (b)   Definition of Transition Services.  For purposes of this
                     ---------------------------------
Agreement, "Transition Services" shall mean administrative support services of a nature previously rendered by the head quarters of Arris to the DV Business such as the processing of payroll and insurance claims, accounting and billing, legal compliance work, clerical support, maintenance of facilities, and similar services.

               (c)   Manner and Time of Performance.  Arris shall perform the
                     ------------------------------
Transition Services with the degree of care, skill, and diligence with which it previously performed, or may continue to perform, similar services for itself or others. Arris will make every reasonable effort to maintain sufficient resources such that it may provide the Transition Services. Arris reserves the right to determine staffing and scheduling of Transition Services, and to engage contractors as needed, provided that Arris shall make every reasonable effort to conform to the priorities and timeframes given by DVS. Arris shall not be required to devote substantial time of its executives to the Transition Services such as would interfere with their other responsibilities to Arris. To the extent possible, DVS shall advise Arris in advance of its projected requirements, according to skill level of personnel and estimated worktime, and provide priorities and timeframes with respect to the urgency of completion.

               (d)   Facilities Rental.  For 90 days from the Closing Date,
                     -----------------
Arris shall rent space at its facilities currently occupied by the DV Business to DVS to conduct the DV Business (the "Rental") at a rate of $6,000 per month. Thereafter, Arris shall rent such space to DVS at its cost, if requested by DVS.

               (e)   Funding and Reimbursement.  As payment for the Transition
                     -------------------------
Services, DVS shall reimburse Arris according to the fee schedule set forth in Exhibit P. Arris and DVS agree that the rates noted on such fee schedule may change from time to time to take into account variations in accordance with actual costs. Arris shall invoice DVS on a monthly basis for fees accruing for Transition Services and Rental, and DVS shall remit payment in full of the invoiced amount within 30 days of receipt of Arris's invoice. Late payments will accrue interest at a rate of 1.5% per month.

               (f)   Records. Arris shall maintain complete and accurate
                     -------
accounting records, in a form consistent with prior practice and standard accounting procedures, to substantiate its fees accruing for Transition Services and Rental.

                                   ARTICLE 10

                                   INDEMNITY

        10.1   Indemnification by Arris.  Arris shall indemnify, defend, and
               ------------------------
hold harmless DVS and its respective successors and assigns and the directors, officers, employees, and agents of each (collectively, the "DVS Group"), at, and at any time after, the Closing, from and against any and all demands, claim, actions, or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation, and settlement amounts, together with interest and penalties (collectively, a "Loss" or "Losses"), asserted against, resulting to, imposed upon, or incurred by the DVS Group, directly or indirectly, by reason of, resulting from, or arising in connection with any of the following:

               (a)   Breach or Obligation.  Any breach of any representation,
                     --------------------
warranty, or agreement of Arris contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby.

               (b)   Excluded Liabilities.  Any liabilities or obligations of
                     --------------------
any kind or nature whatsoever, whether accrued, absolute, contingent or otherwise, known or unknown, arising out of or in connection with the conduct of the DV Business or the ownership or use of the DV Assets prior to the Closing Date, except for the liabilities specifically assumed by DVS hereunder.

               (c)   Termination of Employees.  Any fees, costs or expenses
                     ------------------------
incurred by DVS in connection with the termination by Arris of any employees in connection with the sale of the DV Assets, including, without limitation, those described in Section 9.1(a) hereof and those relating to or in connection with any threatened or actual claims or litigation relating to such termination or to DVS's determination, in its sole discretion, to not employ any such terminated employees.

               (d)   Incidental Matters. To the extent not covered by the
                     ------------------
foregoing, any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation and settlement amounts, together with interest and penalties, incident to the foregoing.

          10.2 Indemnification by DVS.  DVS shall indemnify, defend, and hold
               ----------------------
harmless Arris and its successors and assigns and the directors, officers, employees, and agents of each (collectively, the "Arris Group"), at, and at any time after, the Closing, from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation, and settlement amounts and including any net income tax amount associated with all such indemnification recoveries (collectively, a "Loss" or "Losses"), asserted against, resulting to, imposed upon, or incurred by the Arris Group, to the extent arising from any of the following:

               (a)   Breach of Obligation.  Any breach of any representation,
                     --------------------
warranty, or agreement of DVS contained in or made pursuant to this Agreement, including the agreements and other instruments contemplated hereby.

               (b)   Assumed Liabilities.  Any of its liabilities assumed
                     -------------------
hereunder and any liabilities arising with regard to the DV Assets and DV Business after the Closing.

               (c)   Incidental Matters.  To the extent not covered by the
                     ------------------
foregoing, any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation, and settlement amounts, together with interest and penalties, incident to the foregoing.


         10.3  Notice of Claim.  The party entitled to indemnification
               ---------------
hereunder (the "Claimant") shall promptly deliver to the party liable for such indemnification hereunder (the "Obligor") notice in writing (the "Required Notice") of any claim for recovery under Section 10.1 or Section 10.2, specifying in reasonable detail the nature of the Loss, and, if known, the amount, or an estimate of the amount of the liability arising therefrom (the "Claim"). The Claimant shall provide to the Obligor as promptly as practicable thereafter information and documentation reasonably requested by the Obligor to support and verify the claim asserted, provided that, in so doing, it may restrict or condition any disclosure in the interest of preserving privileges of importance in any foreseeable litigation.

         10.4  Defense.  If the facts pertaining to the Loss arise out of the
               -------
claim of any third party (other than a member of the DVS Group or Arris Group, whichever is entitled to indemnification for such matter) available by virtue of the circumstances of the Loss, the Obligor may assume the defense or the prosecution thereof, including the employment of counsel or accountants, at its cost and expense. The Claimant shall have the right to employ counsel separate from counsel employed by the Obligor in any such action and to participate therein, but the fees and expenses of such counsel employed by the Claimant shall be at its expense. The Claimant shall have the right to determine and adopt (or, in the case of a proposal by Obligor, to approve) a settlement of such matter in its reasonable discretion, except that Claimant need not consent to any settlement that: (a) imposes any nonmonetary obligation or (b) Obligor does not agree to pay in full. The Obligor shall not be liable for any settlement of any such claim effected without its prior written consent, which shall not be unreasonably withheld. Whether or not the Obligor chooses to so defend or prosecute such claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information, and testimony, and attend such conferences, discovery proceedings, hearings, trials, and appeals, as may be reasonably requested in connection therewith.

         10.5  Recovery of Attorney Fees For Frivolous Actions.  The Obligor
               -----------------------------------------------
shall be entitled to recover its reasonable out-of-pocket costs (including court costs and actual attorney fees) incurred in defending any Claim brought by the Claimant on frivolous grounds or pursued for the purpose of delay or harassment. The Claimant shall be entitled to recover its reasonable out-of-pocket costs (including court costs and actual attorney fees) incurred in pursuing any Claim defended by the Obligor on frivolous grounds or opposed for the purpose of delay or harassment. A frivolous claim shall include any Claim that is not bona fide and that is not brought in good faith after consultation with counsel.

                                   ARTICLE 11

                                CONFIDENTIALITY

         11.1  Confidentiality Obligation of DVS Prior to Closing.  Until
               --------------------------------------------------
Closing (and, if this Agreement is terminated for any reason, for three years thereafter), DVS shall, and shall use its best efforts to cause its personnel and agents to, hold in strict confidence, not disclose to any person without the prior written consent of Arris, and not use in any manner except in connection with the transactions contemplated hereby, any confidential business or technical information obtained from Arris in connection with the transactions contemplated hereby concerning Arris, the DV Business or DV Assets. This obligation shall cease to apply to DVS upon the occurrence of Closing, provided however that information concerning Arris's other business shall be kept confidential. In the event of this Agreement terminates for any reason, DVS shall return to Arris or destroy all materials in its possession containing any such confidential information, including all copies, extracts, adaptations, and transcriptions thereof.

         11.2  Confidentiality Obligation of Arris Following Closing.  For a
               -----------------------------------------------------
period of three years from the date hereof, Arris shall, and shall use its best efforts to cause its personnel and agents to, hold in strict confidence, not disclose to any person without the prior written consent of DVS, and not use in any manner whatsoever (except as otherwise provided herein), any confidential business or technical information retraining in its possession concerning DVS's business or assets. Such confidential information specifically includes all source code, system and user documentation, and other technical documentation, including any proposed design and specifications for future products and products in development, marketing plans, and all other technical and business information concerning DVS's business and assets. In the event that this Agreement terminates for any reason, Arris shall surrender to DVS or destroy all materials remaining in its possession containing any such confidential information, including all copies, extracts, adaptations, and transcriptions thereof.

         11.3  Permitted Disclosures.  Notwithstanding Sections 11.1 and 11.2,
               ---------------------
either party may disclose confidential information (1) where necessary to any regulatory authorities or governmental agencies pursuant to legal process, (2) if required by court order or decree or (3) if required in the opinion of counsel to a party for that party to comply with SEC disclosure requirements.

         11.4  Scope of Confidential Information.  For purposes of this
               ---------------------------------
Agreement, information shall not be deemed confidential (1) if such information is available in full from public sources; (2) if such information is received from a third party not under an obligation to keep such information confidential; or (1) if die recipient can conclusively demonstrate that such information was independently developed by the recipient.

                                   ARTICLE 12

                          TERMINATION PRIOR TO CLOSING

          12.1 Termination of Agreement.  This Agreement may be terminated at
               ------------------------
 any time prior to the Closing:

               (a)  Mutual Consent.  By the mutual consent of DVS and Arris;
                    --------------

               (b)   Deadline.  By DVS or Arris, in writing, without liability,
                     --------
if the Closing shall not have occurred on or before October 1, 1997; or

               (c)   Material Breach. By DVS or Arris in writing, without
                     ---------------
liability, if the other party shall (1) fail to perform in any material respect its agreements contained herein required to be performed by it on or prior to the Closing Date or (2) materially breach any of its representations, warranties, agreements, or covenants contained herein, provided that such failure or breach is not cured within ten (10) days after such party has been notified of the other party's intent to terminate this Agreement pursuant hereto.

         12.2  Termination of Obligations.  Termination of this Agreement
               --------------------------
pursuant to this Article 12 shall terminate all obligations of the parties hereunder, except for the obligations set forth in Article 11 and except for any damages incurred by the non-defaulting party in the event of a termination under Section 12.1(c) hereof.

                                   ARTICLE 13

                                 MISCELLANEOUS

         13.1  Entire Agreement.  This Agreement (including the Exhibits), and
               ----------------
the other certificates, agreements, and other instruments to be executed and delivered by the parties in connection with the transactions contemplated hereby; constitute the sole understanding of the parties with respect to the subject matter hereof. No amendment, modification, or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

         13.2  Parties Bound by Agreement; Successors and Assigns.  The terms,
               --------------------------------------------------
conditions, and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof.

         13.3  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

         13.4  Headings.  The headings of the Sections and paragraphs of this
               --------
Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

         13.5  Modification and Waiver.  Any of the terms or conditions of this
               -----------------------
Agreement may be waived in writing at any time by the party that is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall he deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

         13.6  Expenses.  Arris and DVS shall each pay all costs and expenses
               --------
incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants, and counsel.

         13.7  Notices.  Any notice, request, instrument, or other document to
               -------
be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, if to Arris to:

         ARRIS INTERACTIVE L.L.C.
         3871 Lakefield Drive
         Suwanee, Georgia  30174
         Attention:  Rob Friedman, General Counsel

         Tel. (770) 622-8669

         if to DVS to:

         DIGITAL VIDEO SYSTEMS, INC.
         2710 Walsh Avenue
         Santa Clara, California  95051
         Attention:  Thomas R. Parkinson, President

         with a copy to:

         Troy & Gould
         1801 Century Park East
         Suite 1600
         Los Angeles, California  90067
         Attention:  Sanford J. Hillsberg, Esq.

or at such other address for a party as shall be specified by like notice. Any notice that is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail.

         13.8  Bulk Sales Law.  The parties waive compliance with any bulk
               --------------
sales laws or similar laws relating to notices to creditors.

         13.9   Governing Law.  This Agreement shall be construed in accordance
                -------------
with and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

         13.10  Public Announcements.  Arris and DVS shall consult with each
                --------------------
other before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby. Neither Arris nor DVS shall issue any such press release or make any public statement without the agreement of the other party, except as such party's counsel advises in writing and as may be required by law.

         13.11  Third-Party Beneficiaries.  With the exception of: (a) the
                -------------------------
parties to this Agreement and (b) the DVS Group and the Arris Group with respect to the matters inuring to their benefit under Article 12, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

         13.12  "Including."  Words of inclusion shall not be construed as
                 ---------
terms of limitation herein, so that references to "included" matters shall be regarded as nonexclusive, noncharacterizing illustrations.

         13.13  References.  Whenever reference is made in this Agreement to
                ----------
any Article, Section, or Exhibit, such reference shall be deemed to apply to the specified Article or Section of this Agreement or the specified Exhibit to this Agreement.

         13.14  Survival of Agreements.  All Covenants, agreements,
                ----------------------
representations, and warranties made herein shall survive the execution and delivery of this Agreement and the Closing.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf on the date indicated.


DIGITAL VIDEO SYSTEMS, INC.

By: /s/ THOMAS R. PARKINSON
   ------------------------
Title:  President and COO

Date:   July 25, 1997



[Corporate seal]



ARRIS INTERACTIVE L.L.C.

By: /s/ ROBERT STANZIONE
   ------------------------
Title:  CEO and President

Date:   July 24, 1997


[Company seal]

                                   EXHIBIT A


                                       Basis        Net
                                     ---------   ---------
                     Schedule 1      1,530,827   1,168,189
                     Schedule 2         73,220      73,220
                     Schedule 3            N/A           0

                     TOTAL           1,604,047   1,241,409

                                   EXHIBIT B

                          LICENSES AND AUTHORIZATIONS


None

                                   EXHIBIT C

                             PROPRIETARY TECHNOLOGY

Issued Patents

1. A-0001 "Method and Apparatus for Producing on Demand Services in a Subscriber System," Serial No. 08/142,670

Pending Applications

2.   A-0014 "Distributed Video Library System"

3.   A-0026 "Sound Level Control for Ad Insertion," Serial No. 08/626,733

4.   A-0115 "Multiple Source Transmission System," Serial No. 08/646,657

5.   A-0116 "Video/Audio Switch Verification," Serial No. 08/626,553

6. A-0117 "Method and Circuit for Detecting Polarity Reversal of an Audio Channel Signal," Serial No. 08/627,834

7.   A-0118 "Adaptive Constant Data Rate"

8.   A-0121 "Data Multiplexing in Server to Decoder Systems"

9.   A-0141 "Vertical Blanking Insertion Device," Serial No. 08/626,557

10.  A-0143 "MPEG Transport System and Pre-processing," Serial No. 08/686,629

11.  A-0158 "AD Insertion System"

12. A-0174 "System for Communicating Data Files from a Server to a Plurality of Channel Interface Units"

13.  "Digital Program Insertion Equipment and Related Intellectual Property"

                                   EXHIBIT D

                                SALES CONTRACTS



1. General Procurement Agreement Between Ameritech New Media Enterprises, Inc. and Products Venture L.L.C. 2/1/96.

2. Master Purchase Agreement by and between BellSouth Interactive Media Services Inc., and Arris Interactive L.L.C. 9/1/96.

3.   Agreement by and between Starnet, Inc. and Arris Interactive L.L.C.
     3/11/97.

                                   EXHIBIT E

                               LIST OF EMPLOYEES



FULL TIME
---------

Allen, Phillip
Almand, Charles
Columb, Patti
Cramer, Nancy
Doyle, Timothy
Elliott, Herman
Flanders, Mitch
Grice, Dale
Hayes, Shawn
Keller, David*
Maurer, Jeff
Malaney, Michael**
McKechnie, James
O'Neal, Kevin
Prongay, Robert
Stagg, David
Stewart, David
Watson, Sandra
Witherspoon, Rosaria
Wright, Laurie
Wu, Shang


CONTRACTORS
-----------

Davis, Joseph



*    Mr. Keller has an employment agreement with Arris.
**   Mr. Maslaney has an employment agreement with Antec.

                                   EXHIBIT F

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

     FOR VALUE RECEIVED, pursuant to that certain Asset Purchase Agreement, dated as of _______________, 1997, (the "Agreement"), by and between Arris Interactive, L.L.C., a Delaware limited liability company ("Assignor") and Digital Video Systems, Inc., a Delaware corporation ("Assignee"), Assignor does hereby assign to Assignee all of Assignor's rights to: (i) operate the DV Business, including all licenses, consents, certificates, authorizations and privileges; (ii) all of the books and records relating to the DV Business; and
(iii) all of the benefits and obligations of Arris's sales contracts, pending sales, and customer database related to the DV Business (excluding any accounts receivable), including the trade obligations for support and maintenance as provided in the Agreement, except as limited by the terms of the Agreement (the "DV Contracts") (all of such assigned assets are herein referred to as the "Assigned Assets"). Assignor agrees to not make any claims to the Assigned Assets after the Closing (as defined in the Agreement).

     Assignee agrees to assume and faithfully perform and discharge all the terms, conditions, and obligations of Assignor with respect to the DV Contracts first arising after the Closing (as defined in the Agreement) and agrees to defend, indemnify and hold Assignor harmless from any liability or claim first arising on or after the Closing from acts or omissions of Assignee, except as otherwise provided by the Agreement.

     This Assignment is given pursuant to the Agreement and in the event of any conflict between the terms hereof and those of the Agreement, the Agreement shall be deemed controlling.

     IN WITNESS WHEREOF, Assignor and Assignee have each caused this Assignment to be duly executed effective the ___ day of _________, 1997.

                               ASSIGNOR:

                               ARRIS INTERACTIVE, L.L.C.


                               By:__________________________________
                               Title:_______________________________


                               ASSIGNEE:

                               DIGITAL VIDEO SYSTEMS, INC.

                               By:__________________________________
                               Title:_______________________________

                          EXHIBIT G-1 AND EXHIBIT G-2

                          FORM OF EMPLOYMENT AGREEMENT


     This Employment Agreement (this "Agreement") is entered into as of ________, 1997, by and between Digital Video Systems, Inc., a Delaware corporation (the "Company"), and _____________________ ("_________").

     1.   Employment.
          ----------

          1.1  Employment as _______________________.  The Company agrees to
               -------------------------------------
employ _________, and _________ agrees to be employed by the Company, as the Company's _______________________ for the period beginning on ______________,
1997 or such earlier date as the Company and __________ may agree to (the "Commencement Date") and ending on the anniversary of the Commencement Date, unless such employment is terminated earlier pursuant to Section 3 (the "Employment Period").

          1.2  Duties as Employee.  ____________ agrees to serve the Company as
               ------------------
__________________ during the Employment Period. ___________ duties shall be those customary for a ____________________________ of a company similar to the Company and such other duties as are specified by the Company's Board. In case of a reorganization, merger, consolidation, liquidation, dissolution, sale of all or substantially all of the Company's assets or similar event, the Board reserves the right, in its sole discretion, to change or modify ___________ duties hereunder as it deems appropriate in good faith. During the Employment Period, _________ shall devote full time to, and use his best efforts to advance, the business and welfare of the Company. ___________ shall not directly or indirectly render any service of a business, commercial, or professional nature to any other person, organization or other entity, whether for compensation or otherwise, directly or indirectly, without the prior written consent of a majority of the members of the Board.

          1.3  Salary and Benefits.
               -------------------

               (a) Salary.  The Company shall pay _________ a salary at the
                   ------
annual rate of $_______ per year payable at least as frequently as monthly and subject to such payroll deductions as may be necessary or customary in respect of the Company's salaried employees in general.

               (b) Incentive, Savings and Retirement Plans.  ____________
                   ---------------------------------------
shall be entitled to participate at the discretion of the Board in all annual bonus, incentive, stock option, savings and retirement plans, practices, policies and programs applicable generally to other senior executives of the Company.

                                      1.

               (c) Welfare Benefit Plans.  _________ shall be eligible for
                   ---------------------
participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company to the extent applicable generally to other senior executives of the Company.

               (d) Vacations.  _________ shall be entitled to [three] weeks paid
                   ---------
vacation per year of service during the Employment Period. To the extent vacation is not taken in any year, it shall be accrued and may be taken in subsequent years.

               (e) Expenses.  __________ shall be entitled to receive prompt
                   --------
reimbursement for all reasonable employment expenses incurred by him in accordance with the policies, practices and procedures as in effect generally with respect to other senior executives of the Company.

               (f) Fringe Benefits.  _________ shall be entitled to fringe
                   ---------------
benefits in accordance with the plans, practices, programs and policies as in effect generally with respect to other senior executives of the Company.

     2.   Additional Compensation.
          -----------------------

          2.1  1996 Plan Options.
               -----------------

               (a) In further consideration for _________'s performance of his obligations under this Agreement, and pursuant to an option agreement to contain such terms as are customarily provided for by the Company's 1996 Stock Option Plan (the "Plan"), the Company, subject to the approval of the Plan by its shareholders and the approval of the grant by the Company's Board, shall grant to ___________ options (the "Options") to purchase _______ shares of the Company's common stock (the "____ Shares") during the five-year period from the date of grant, at an exercise price per share equal to the closing price of the Company's common stock on the Nasdaq National Market on the later of the date of this Agreement or the date on which the Board approves this grant.

               (b) The ____ Shares vested and subject to exercise shall be 2.083% of such ____ Shares at the end of each month after the grant date during which _________ continues to be employed as the Company's _____________________________________, so that all of the ____ Shares may be purchased on or after the fourth anniversary of the grant date if _________ has continued to be employed as the Company's ___________________ through that date. In the event that _________'s employment with the Company terminates for any reason, all _____ Options shall either be vested or cancelled as set forth in
Section 3.4 hereof.

     3.   Termination.  The term of __________'s employment under this Agreement
          -----------
may terminate as hereinafter provided, in which case (i) _________ shall be entitled to the amounts set forth in Section

                                      2.

3.4 hereof and (ii) _________ shall remain subject to the provisions of Sections 4, 5 and 6 hereof to the extent applicable. The Employment Period shall not extend for any period beyond the second anniversary of the Commencement Date unless agreed to in writing by _________ and the Company.

          3.1  Death or Disability.  If ___________ dies or becomes disabled
               -------------------
during the Employment Period, _________'s employment under this Agreement shall automatically terminate upon death or after three consecutive months of disability, as the case may be. "Dis ability" shall mean any physical or mental illness that renders _________ unable to perform his agreed-upon services under this Agreement for any three consecutive months. Such disability shall be determined by a licensed physician not affiliated with the parties to this Agreement. In the event of __________'s death, the amounts due him pursuant to this Agreement through the date of his death shall be paid to whomever he has previously designated or, in the event no such designation is made, to his estate, or to the beneficiaries of his estate.

          3.2  Good Cause.  _________'s employment under this Agreement may be
               ----------
terminated by the Company for "good cause," as determined in good faith by the Board. The term "good cause" is defined as any one or more of the following occurrences:

               (a) _________'s continuing repeated willful failure or refusal to perform his duties as required by this Agreement or other material breach of this Agreement, provided, that termination of _________'s employment pursuant to this subsection (a) shall not constitute valid termination for cause unless ___________ shall have first received written notice from the Board stating with specificity the nature of such failure or refusal and affording _________ at least 15 days to correct the act or omission complained of;

               (b) Gross negligence, material violation by _________ of any duty of loyalty to the Company or any other material misconduct on the part of _________, provided that termination of _________'s employment pursuant to this subsection (b) shall not constitute valid termination for cause unless _________ shall have first received written notice from the Board stating with specificity the nature of such failure or refusal and affording _________ at least 15 days to fully correct the act or omission complained of and to indemnify the Company for any damage caused to it by such act or omission;

               (c) _________'s conviction by, or entry of a plea of guilty or nolo contendere in, a court of competent and final jurisdiction for any crime involving moral turpitude or punishable by imprisonment in excess of six months in the jurisdiction involved; or

               (d) _________'s commission of an act of fraud,

                                      3.

whether prior to or subsequent to the date hereof, upon the Company.

          3.3  Other Termination.
               -----------------

               (a) By ___________. __________ may terminate this Agreement at any time upon [60] days prior written notice.

               (b) By the Company. The Company may terminate this Agreement at any time during the first year of the Employment Period upon twelve months prior written notice. Thereafter, the Company may terminate this Agreement at any time upon 180 days prior written notice.

               (c) The foregoing notice requirements shall not apply to any termination pursuant to Section 3.2 of this Agreement.

          3.4  Payments Upon Termination.
               -------------------------

               (a) Completion of Employment Period. If at the end of the
                   -------------------------------
Employment Period the parties have not agreed in writing to extend the term of _________'s employment with the Company, _________ shall receive his salary through the date of such termination. Options vested at such termination date shall be exercisable in accordance with the terms of the Company's 1996 Stock Option Plan (the "Option Plan"). Options not vested at such termination date shall be immediately cancelled. In no event shall ___________ be entitled to receive additional salary, bonus, options or compensation of any other kind hereunder.

               (b) Death or Disability.  In the event of _________'s
                   -------------------
termination as set forth in Section 3.1 hereof, he shall receive his salary through the date of such termination. Options vested at such termination date shall be exercisable in accordance with the terms of the Option Plan. Options not vested at such termination date shall be immediately cancelled. In no event shall _________ be entitled to receive additional salary, bonus, options or compensation of any other kind hereunder.

               (c) Good Cause.  In the event of _________'s termination as set
                   ----------
forth in Section 3.2 hereof, he shall receive his salary through the date of such termination. Options vested at such termination date shall be exercisable in accordance with the terms of the 1996 Stock Option Plan. Options not vested at such termination date shall be immediately cancelled. In no event shall _________ be entitled to receive additional salary, bonus, options or compensation of any other kind hereunder.

               (d) Other Termination.  In the event of ___________'s
                   -----------------
termination as set forth in Section 3.3 hereof, he shall receive his salary through the date of such termination. Options vested at such termination date shall be exercisable in accordance with the respective terms of the Option Plans. Options

                                      4.

not vested at such termination date shall be immediately cancelled. In no event shall _____________ be entitled to receive any other additional salary, bonus, options or compensation of any other kind hereunder.

     4.   Ownership of Intangibles.  _________ hereby grants and assigns to the
          ------------------------
Company all of his right, title and interest in and to any ideas, designs, techniques, processes, trademarks, inventions and improvements (collectively, "Inventions") arising during the term of this Agreement, which Inventions relate to the business of the Company or any of its affiliates, or to actual or demonstrably anticipated research or development of the Company or any of its affiliates, or results from work performed by _________ for the Company or any of its affiliates, together with all patents that are pending or have been issued in the United States and in all foreign countries during the term of this Agreement with respect to such Inventions (the "Proprietary Rights"). All such Proprietary Rights shall be the sole and exclusive property of the Company and shall remain such notwithstanding the subsequent termi nation of employment under this Agreement. To the extent that any Proprietary Rights or other ideas, designs, techniques, processes, trademarks, inventions or improvements used by the Company during the term of this Agreement rely upon or use patented or unpatented Inventions that ___________ has made or conceived prior to the date of this Agreement that has not otherwise been transferred to the Company pursuant to the Asset Purchase Agreement dated as of July 1, 1997 by and between the Company and Arris Interactive L.L.C., _________________ hereby grants an exclusive, perpetual, royalty-free, worldwide license to use such Invention.

     5.   Confidential Information.  ______________ agrees that during the
          ------------------------
Employment Period, he will be dealing with proprietary, nonpublic and confidential information, including inventions and processes developed by the Company or any of its affiliates, relating to the present and prospective business, assets and good will of the Company or any of its affiliates (all of the foregoing referred to as "confidential information"). Without limiting the generality of the foregoing, it is understood that _______________ will have access to information regarding intellectual property of the Company or any of its affiliates, inventions and ideas under development by them, and information regarding the actual and prospective business and customers of the Company or any of its affiliates. _______________ agrees that he will not disclose to anyone, directly or indirectly, any of such confidential matters, or use them other than in the course of performing his obligations under this Agreement. All documents prepared by __________________ in connection with the services provided herein, and all confi dential information (however embodied or recorded) that might be given to him are the exclusive property of the Company and shall be returned to the Company at its request. After termination of _______________'s employment with the Company, he shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or

                                      5.

divulge any such information, knowledge or data to anyone other than the Company and those designated by it in writing. __________________ acknowledges that such actions could cause irreparable harm to the Company and that the Company may obtain an injunction or other equitable relief to enforce this provision. Furthermore, upon termination of this Agreement, ______________________ shall promptly deliver to the Company all books, memoranda, records and written data in original form of every kind relating to the business and affairs of the Company that may then be in his personal possession.

     6.   Noncompetition.
          --------------

          6.1  No Competing Activities.  _________________ agrees that, while he
               -----------------------
is employed by the Company, he shall not engage or participate in any state of the United States, directly or indirectly, either as an owner, partner, director, trustee, officer, employee, consultant, advisor or in any other individual or representative capacity, in any activity which is the same as, similar to or competitive in any manner with the business of the Company or its members or affiliates (herein, a "Competing Activity") or have any investment in a business which is engaged in a Competing Activity (other than an ownership interest of less than 5% of any company whose securities are listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market). _________________ further agrees that in the event of a termination for good cause as set forth in Section 3.2 hereof upon the expiration of the term of this Agreement, or ______________'s election to terminate employment pursuant to
Section 3.3 hereof, he shall not, for a two-year period following such termination of employment, engage in a Competing Activity or have any investment in a business which is engaged in a Competing Activity (other than an ownership interest of less than 5% of any company whose securities are listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market).

          6.2  Reasonable Limitations.  _____________ acknowledges that, given
               ----------------------
the nature of the Company's business, the covenants contained in this Section 6 contain reasonable limitations as to time, geographical area and scope of activity to be restrained, and do not impose a greater restraint than is necessary to protect the legitimate business interests of the Company. If, however, this Section 6 is determined by any court of competent jurisdiction, or in any arbitration, as the case may be, to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of its being too extensive in any other respect or for any other reason it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographical area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court, or in such arbitration, as the case may be.

                                      6.

          6.3  Acknowledgement.  _______________ understands that the
               ---------------
restrictions in Section 6.1 hereof may limit his ability to earn a livelihood in a business similar to the business of the Company, but he nevertheless believes that he has received and will receive sufficient consideration hereunder and otherwise as an employee of the Company to justify such restrictions which, in any event, given his education, abilities and skills, _________________ does not believe would prevent him from earning a living.

     7.   WAIVER OF JURY.  WITH RESPECT TO ANY DISPUTE ARISING UNDER OR IN
          --------------
CONNECTION WITH THIS AGREEMENT OR ANY RELATED AGREEMENT, EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHTS IT MAY HAVE TO DEMAND A JURY TRIAL. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE AND EACH PARTY ACKNOWLEDGES THAT NONE OF THE OTHER PARTIES NOR ANY PERSON ACTING ON BEHALF OF THE OTHER PARTIES HAS MADE ANY REPRESENTATION OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE PARTIES EACH FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL, AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THE PARTIES EACH FURTHER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION.

     8.   Miscellaneous.
          -------------

          8.1  Modification and Waiver of Breach.  No waiver or modification of
               ---------------------------------
this Agreement shall be binding unless it is in writing signed by the parties hereto. No waiver of a breach hereof shall be deemed to constitute a waiver of a future breach, whether of a similar or dissimilar nature.

          8.2  Assignment.  This Agreement shall inure to the benefit of and
               ----------
shall be binding upon the Company, its successors and assigns. The obligations and duties of ________________ hereunder are personal and not assignable, whether voluntarily or involuntarily or by operation of law or otherwise.

          8.3  Notices.  All notices and other communications required or
               -------
permitted under this Agreement shall be in writing, served personally on, or mailed by certified or registered United States mail to, the party to be charged with receipt thereof. Notices and other communications served by mail shall be deemed given hereunder 72 hours after deposit of such notice or communication in the United States Post Office as certified or registered mail with postage prepaid and duly addressed to whom such notice or communication is to be given, in the case of (a) the Company, 2710 Walsh Avenue, Santa Clara, California 95051, Attention: Secretary, or (b) ________________, to the address set forth below his name on the signature page hereof. Any such party may change said party's address for purposes of this Section 9.3 by

                                      7.

giving to the party intended to be bound thereby, in the manner provided herein, a written notice of such change.

          8.4  Counterparts.  This instrument may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

          8.5  Governing Law.  This Agreement shall be construed in accordance
               -------------
with, and governed by, the internal laws of the State of California.

          8.6  Legal Fees.  If any legal action or other proceeding is brought
               ----------
for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs it incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

          8.7  Savings Clause.  If any provision of this Agreement or the
               --------------
application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

          8.8  Complete Agreement.  This instrument constitutes and contains the
               ------------------
entire agreement and understanding concerning _________________'s employment and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. This is an integrated document.

                                      8.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.


[NAME]:                             THE COMPANY:

                                    DIGITAL VIDEO SYSTEMS, INC.



___________________________         By:____________________________
By:__________________________
[name]


Address:

___________________________
___________________________
___________________________

                                      9.

                                   EXHIBIT H

                           REQUIRED CONTRACT CONSENTS



Siemens
BellSouth
Videografica
Hitron
Connect SA
Texscan SA
Video Broadcast
Integrated Systems*
Raima Corporation*
Pure Software Inc.*
Silicon Graphics Inc.*



*Licenses - See Exhibit C

                                   EXHIBIT I

                            DIGITAL VIDEO CUSTOMERS
                                WITH OVER $100K
                              IN PURCHASES IN 1996



                                             1996 Sales ($K)
                                             ---------------

                       Ameritech                  $1,120
                       Time Warner                    58
                       Cablevision                   365
                       VideoGraphica                 277
                       Bresnan                       548
                       Nortel                         23
                       Bell South                    189
                       Jones                         335
                       Hitron                         40
                       Divicom                        39
                       MultiCanal                    281
                                                 -------
                       Total                     $3,275K

                                   EXHIBIT J

                               MATERIAL CONTRACTS

1. General Procurement Agreement Between Ameritech New Media Enterprises, Inc. and Products Venture L.L.C. dated 2/1/96.

2. Master Purchase Agreement by and between BellSouth Interactive Media Services Inc., and Arris Interactive L.L.C. dated 9/1/96.

3. Agreement by and between Starnet, Inc. and Arris Interactive L.L.C. dated 3/11/97.

4. Manufacturing Services Agreement by and between Siemens Energy & Automation, Inc. and Arris Interactive, L.L.C. dated 5/28/96.

5. International Distributor Agreement by and between Connect S.A. and Arris Interactive dated 11/27/96.

6. International Distributor Agreement by and between Hitron Tech. and Arris Interactive dated 11/1/96.

7. International Distributor Agreement by and between Videografica and Arris Interactive dated 10/10/96.

8. International Distributor Agreement by and between Texscan SA and Arris Interactive dated 3/17/97.

9. International Distributor Agreement by and between Video Broadcast and Arris Interactive dated 3/3/97.

10. Expired Product Systems Integrator Agreement by and between Silicon Graphics Inc. and Antec/Digital Video (currently being renewed).

                                   EXHIBIT K

                          DIGITAL VIDEO SYSTEMS, INC.

                          CONSOLIDATED BALANCE SHEETS
               (in thousands, except share and per share amounts)

                                              March 31,      December 31,
                                                 1997            1995
                                              ----------     ------------
                                  ASSETS
Current assets:
     Cash and cash equivalents.............    $ 32,221          $ 1,219
     Accounts receivable, less allowance
      for doubtful accounts of $707 and $0,
      respectively.........................       2,875              169
     Inventories...........................       1,016              674
     Prepaid expenses and other current
      assets...............................         485              300
                                               --------          -------
          Total current assets.............      36,597            2,362
Property and equipment, net................       1,420              558
Other Assets...............................          56               50
                                               --------          -------
                                               $ 38,073          $ 2,970
                                               ========          =======

                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable......................    $  3,044          $   414
     Accrued liabilities...................         854              507
                                               --------          -------
          Total current liabilities........       3,898              921
Stockholders' equity:
     Preferred stock, $0.0001 par value:
      5,000,000 shares authorized; none
       and 5,232,948 shares issued and
       outstanding at March 31, 1997
      and December 31, 1995,
       respectively........................        ____                1
     Common stock, $0.0001 par value:
      60,000,000 shares authorized;
       20,259,579 and 6,627,688 shares
       issued and outstanding at March
       31, 1997 and December 31, 1995,
       respectively........................           2                1
     Additional paid-in capital............      54,628            8,265
     Accumulated deficit...................     (20,297)          (6,025)
     Cumulative foreign currency
      translation adjustments..............         (72)             (31)
     Deferred compensation.................         (86)            (162)
                                               --------          -------
          Total stockholders' equity.......      34,175            2,049
                                               --------          -------
                                               $ 38,073          $ 2,970
                                               ========          =======

                                   EXHIBIT L

                         FORM OF OPINION OF DVS COUNSEL



                                 August 1, 1997

                                                                         DIG 3.4



Arris Interactive L.L.C.
3871 Lakefield Drive
Suwanee, Georgia 30174


Gentlemen:

     We have acted as counsel to Digital Video Systems, Inc., a Delaware corporation ("DVS"), in connection with the Asset Purchase Agreement (the "Purchase Agreement") dated as of July 25, 1997 by and between DVS and Arris Interactive L.L.C. ("Arris"). This opinion is being delivered pursuant to
Section 6.7 of the Purchase Agreement. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Purchase Agreement.

     In rendering the opinions expressed herein, we have reviewed such matters of law as we have deemed necessary and have examined copies of the following:

     (a) The Purchase Agreement, including all exhibits thereto; and

     (b) Resolutions adopted by the Board of Directors of DVS on August 1, 1997.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents. We have also assumed the due execution and delivery by parties other than DVS of all documents referred to herein and that such documents are valid and binding upon such other parties in accordance with their terms. We have relied upon certificates of public officials and certificates of officers of DVS for the accuracy of factual matters contained therein which we have not independently established. Whenever a statement herein is qualified by "known to us," "to the best of our knowledge" or a similar phrase, it is intended to indicate that, during the course of our representation of DVS, no information has come to our attention that would give attorneys presently with this firm who have performed substantive legal services for DVS current actual knowledge of the inaccuracy of such statement. However, except as otherwise specified, we have not undertaken any independent investigation to determine the accuracy of such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of DVS.

     Based upon the foregoing and in reliance thereon, and subject to the limitations and qualifications set forth below, we are of the opinion that:

     1. DVS is a corporation validly existing and in good standing under the laws of the State of Delaware with the corporate power and authority to conduct its business and to own and lease its properties and assets. DVS is duly qualified or licensed to do business and is in good standing as a foreign corporation in each state in which the failure to be so qualified or licensed would have a material adverse effect on its financial condition or operations.

     2. DVS has the power and authority to execute, deliver, and perform the Purchase Agreement, and DVS has taken all necessary corporate action to authorize the execution and delivery of the Purchase Agreement and the consummation of the transactions contemplated thereby. The Purchase Agreement is the legal, valid, and binding obligation of DVS, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law).

     3. The shares, when transferred to Arris under the Purchase Agreement, will be duly authorized, fully paid and nonassessable and, to the best of our knowledge, free and clear of any preemptive rights, liens, claims, charges or encumbrances, except as set forth in subsections 1.2(a)(ii) and (iii) of the Purchase Agreement.

     4. To the best of our knowledge, no litigation is threatened or pending against DVS before any court or governmental agency that could result in the restraint or prohibition of DVS, or the obtaining of damages or other relief from DVS, in connection with the Purchase Agreement or the consummation of the transactions contemplated thereby.


     We are admitted to practice only in the State of California, and this opinion is limited in all respects to the federal laws of the United States of America, the laws of the State of California and the

General Corporation Law of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein.

     The opinions expressed herein are rendered as of the date hereof, and we expressly disclaim any undertaking or obligation to advise you of any changes which may occur after the date hereof which would affect this opinion. The opinions expressed herein are for the benefit of and may be relied upon only by you solely in connection with the closing of the transactions contemplated by the Purchase Agreement. Neither these opinions nor any extract herefrom or reference hereto shall be published or furnished, quoted to, or relied upon by any person for any other purpose without our express written permission.

                    Very truly yours,



                    TROY & GOULD PROFESSIONAL CORPORATION

                                  EXHIBIT M-1

                        FORM OF OPINION OF ARRIS COUNSEL



                               ____________, 1997



Digital Video Systems, Inc.
2710 Walsh Avenue
Santa Clara, CA 95051

Gentlemen:

     We have acted as counsel to Arris Interactive L.L.C., a Delaware limited liability company ("Arris"), in connection with the Asset Purchase Agreement (the "Purchase Agreement") dated as of _______________, 1997, by and between
Arris and Digital Video Systems, Inc. ("DVS"), a Delaware corporation.   This
opinion is being furnished to you pursuant to Section 7.8(a) of the Purchase Agreement. Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement.

     In rendering the opinions expressed herein, we have reviewed such matters of law as we have deemed necessary and have examined originals or copies of the following:

     (a)  The Purchase Agreement, including all exhibits thereto.

     (b) The Articles of Organization as now in effect of Arris (the "Articles of Organization").

     (c)  The Operating Agreement as now in effect of Arris.

     (d)  Resolutions adopted by the members of Arris.

     In our examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents. I have also assumed the due execution and delivery by parties other than Arris of all documents referred to herein and that such documents are valid and binding upon such other parties in accordance with their terms. I have relied upon certificates of public officials and certificates of officers of Arris for the accuracy of factual matters contained therein which were not independently established.

     Based upon the foregoing and in reliance thereon, and subject to the limitations and qualifications set forth below, we are of the opinion that:

     1. Arris is a limited liability company validly existing and in good standing under the laws of the State of Delaware with the power and authority to conduct its business and to own and lease its properties and assets (including the DV Assets) and, as to the conduct of the DV Business and the use and ownership of the DV Assets specifically, is duly qualified or licensed to do business and is in good standing as a foreign limited liability company in the State of Georgia and in any other states in which it does business.

     2. Arris has the power and authority to execute, deliver, and perform the Purchase Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated thereby, has taken all necessary company action (including obtaining the approval of the members of Arris) to authorize the execution and delivery of the Purchase Agreement and such other agreements and instruments and the consummation of the transactions contemplated hereby and thereby. The Purchase Agreement and the other agreements and instruments delivered in connection therewith and in connection with the transactions contemplated thereby have each been duly executed and delivered and are the legal, valid, and binding obligations of Arris, enforceable in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights and the application of equitable principles in any action, legal or equitable, and except as rights to indemnity or contribution may be limited by applicable law).

     3. Neither the execution and delivery of the Purchase Agreement and the other agreements and instruments executed and delivered in connection with the transactions contemplated thereby, nor the consummation of the transactions contemplated thereby, will violate or conflict with: (a) any federal, state, or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgement, or decree applicable to Arris, the DV Business, or the DV Assets; (b) any provision of any charter, articles of organization, bylaw or other governing or organizational instruments of Arris; or (c) any mortgage, indenture, license, instruments, trust, contract, agreement, or other commitment or arrangement to which Arris is a party or by which Arris or any of the DV Assets is bound and of which we have knowledge.

     4. No approval, authorization, certification, consent, variance, permission, license, or permit to or from, or notice, filing, or recording to or with, federal, state, or local governmental authorities is necessary for the execution and delivery of the Purchase Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated thereby by Arris, or the consummation by Arris of the transactions contemplated thereby, or the ownership and use of the DV Assets and the conduct of the DV Business (including by DVS).

     5. Except as set forth in Exhibit H to the Purchase Agreement, no approval, authorization, consent, permission, or waiver to or from, or notice, filing, or recording to or with, any person is necessary for: (1) the execution and delivery by Arris of the Purchase Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated thereby, or the consummation by Arris of the transactions contemplated thereby; (2) the transfer and assignment to DVS at Closing of the Contracts; or (3) the ownership and use of the DV Assets and the conduct of the DV Business (including by DVS).

     6. To our best knowledge, no claim, action, suit, proceeding, inquiry, hearing, arbitration, administrative proceeding, or investigation is pending, threatened against Arris, its present or former directors, officers, or employees, or any party to any contract, affecting, involving, or relating to the DV Business or any of the DV Assets.


                    Very truly yours,

                                  EXHIBIT M-2

             FORM OF INTELLECTUAL PROPERTY OPINION OF ARRIS COUNSEL



                               ____________, 1997



Digital Video Systems, Inc.
2710 Walsh Avenue
Santa Clara, CA 95051

Gentlemen:

     We have acted as counsel to Arris Interactive L.L.C., a Delaware limited liability company ("Arris"), in connection with the Asset Purchase Agreement (the "Purchase Agreement") dated as of _______________, 1997, by and between
Arris and Digital Video Systems, Inc. ("DVS"), a Delaware corporation.   This
opinion is being furnished to you pursuant to Section 7.8(b) of the Purchase Agreement. Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement.

     In rendering the opinions expressed herein with respect to [specifically identify patents and patent applications] that comprise a portion of the Proprietary Technology (the "Patents" and "Patent Applications"), we have reviewed such matters of law as we have deemed necessary and have examined originals or copies of the following:

     (a)  The Purchase Agreement, including all exhibits thereto;

     (b)  [other documents]

     We have conducted a search of United States patents in connection with rendering the opinions expressed herein.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents. We have also assumed the due execution and delivery by parties other than Arris of all documents referred to herein and that such documents are valid and binding upon such other parties in accordance with their terms.

     Based upon the foregoing and in reliance thereon, and subject to the limitations and qualifications set forth below, we are of the opinion that:

     1. Each of the Patents has been validly issued and each of the inventions proposed to be patented pursuant to the Patent Applications can be patented, and Arris possesses all right, title and interest in and to each of the Patents and Patent Applications, free and clear of any security interest, license or other restriction.

     2. Upon consummation of the Transaction, DVS will own each of the Patents and Patent Applications free and clear of any security interest, license or other restriction.

     3. There has not been any public use or sale by Arris prior to the filing of any of the Patent Applications related to the technical documentation which are proposed to be filed by Arris which would affect their validity, and we have no reason to believe that patents will not issue with respect thereto or that the claims contained in the applications proposed to be filed by Arris conflict with the rights of others.

     4. We are not aware of any adverse or conflicting rights or licenses to use any U.S. patents necessary to the DV Business as currently conducted or as proposed to be conducted pursuant to the Business Plan; and there have been no claims asserted against Arris in this regard.

     5. There have been no claims asserted against Arris relating to the potential infringement of or conflict with any patents, trademarks, copyrights or trade secrets of others.

                    Very truly yours,

                                   EXHIBIT N


Gentlemen:

We are not engaged to, and have not separately audited Digital Video as part of our audit of the consolidated financial statements of ANTEC Corporation as of December 31, 1995 and for the year then ended. ANTEC Corporation management has represented to us that the financial records of the DV Business are capable of being audited and that the financial statements at December 31, 1995 and for the year then ended, as described in Section 2.8 of Asset Purchase Agreement ("Agreement") between Arris and Digital Video Systems are capable of being prepared in accordance with GAAP within 60 days of the Closing. Based on our discussions with management and their representations to use, we have no reason to believe that (a) the financial records of the DV Business are not capable of being audited as described in Section 2.8 of the Agreement and (b) the Financial Statements as of December 31, 1995 and for the year then ended as described in clause (b) of Section 2.8 are not capable of being prepared in accordance with GAAP within 60 days of Closing.

This letter is intended solely for the information and use of Digital Video Systems, Arris Interactive, and ANTEC Corporation in connection with Digital Video Systems' proposed acquisition of Digital Video and should not be used for any other purpose.

                                   EXHIBIT O

                          ALLOCATION OF PURCHASE PRICE



The Purchase Price Allocation will be mutually agreed to by Arris and DVS after Closing.

                                   EXHIBIT P

                              TRANSITION SERVICES


FACILITIES     TOTAL COST PER MONTH: 0-90 DAYS $9,750/after 90 days $16,750
----------

     Rent and utilities - includes the use of the square footage currently occupied by the DV group at 3871 Lakefield Drive and common areas (including conference rooms) as well as the associated utilities exclusive of telecommunications. COST: $6,000 FOR 90 DAYS. THEREAFTER COST: $10,000

     Furniture and office equipment rental - includes cubicles and related office furniture. Arris' currently monthly furniture and office equipment rental expense is approximately $15,000 per month. The office equipment applies to copiers and other miscellaneous items charged to the general facilities account but used by all occupants of the building. The DV group comprises approximately 10% of all building occupants. NO CHARGE - INCLUDED WITH FACILITIES FOR 90 DAYS. THEREAFTER COST: $1,500

     Telecom - includes local and long distance as well as internet access, voice mail and e-mail but excludes mobile phones and telecom while traveling. The charge is based on a DV headcount of 25 (includes contractors). COST: $3,000

     Repairs and maintenance - includes cleaning and trash removal but excludes repairs and/or maintenance of lab equipment or computers owned by DV. NO CHARGE - INCLUDED WITH FACILITIES FOR 90 DAYS. THEREAFTER COST: $500

     Security/reception - covers 24-hour 7-days a week security. Arris, current monthly expense is approximately $10,000. NO CHARGE - INCLUDED WITH FACILITIES FOR 90 DAYS. THEREAFTER COST: $1,000

     Shipping/receiving (non-inventory items) - covers the staffing required to support these activities. It does not include inventory management and
                                        ---
     customer shipments or the associated carrier charges although it does include postage and fedex of a general administrative nature. COST: $750

GENERAL & ADMIN          TOTAL COST PER MONTH: 0-90 DAYS $12,000/AFTER 90 DAYS
                    $15,250

     MRP system - software and hardware charge for the GrowthPower computer system. Arris' annual expense is estimated at $48,000 exclusive of the personnel required to perform file maintenance and management but inclusive of the info tech personnel required to support the platform. COST: $2,000

     Purchasing and accounts payable (clerical only) - includes personnel and systems required to perform these functions at a clerical level with minimum supervision. It does not include a buyer for negotiating materials
                                   -----------
     (i.e. inventory and electronic components) pricing and delivery dates.
     COST: $3,000

     Inventory management - includes personnel required to support MRP system, perpetual records and monthly reconciliation at the basic level. Includes billing but not collections. COST: $3,000

     Professional accounting services - includes financial reporting for sales, cost of sales, accounts payable, accounts receivable, fixed assets and inventory. It does not include audit fees or financial systems charges.
     COST: $4,000

     Financial Systems - includes GrowthPower software, license, support, hardware, operating platform, file maintenance, etc. Arris' annual charges are in excess of $250,000. Excluding MRP, the annual expenses exceed $200,000. NO CHARGE - 90 DAYS. THEREAFTER COST: $3,250

     Legal, insurance, payroll, human resources, workers' comp, secretarial etc.
     - no provision for these services.